Exhibit 99.1

Unaudited Pro Forma Financial Statements

The following unaudited pro forma financial statements of Affinia Group Intermediate Holdings Inc. (the “Company”) give effect to the disposition of the Company’s Affinia South America (“ASA”) segment, which is accounted for as a discontinued operation under Accounting Standards Codification 205, “Presentation of Financial Statements” (“ASC 205”), and include the operations of Pellegrino Distribuidora de Autopecas Ltda. (“Pellegrino”). The Company’s ASA segment is comprised of its operations in Brazil, Argentina and Uruguay. ASA’s operations in Brazil consist of Pellegrino and Affinia Automotiva Ltda. (“Automotiva”), which are collectively referred to as “ASA Brazil.” In the second quarter of 2015, the ASA Brazil operations met the criteria for assets held-for-sale under ASC 205 and were classified as a component of discontinued operations in the Company’s Form 10-Q for the period ended June 30, 2015. The operations of Argentina and Uruguay did not meet the held-for-sale criteria; thus, the results of operations of those businesses were included within continuing operations. Subsequent to June 30, 2015, the Company completed the disposal of all of ASA’s operations to multiple buyers. The pro forma financial information contained herein reflects the entire ASA segment as discontinued operations for all periods presented. The unaudited pro forma condensed balance sheet assumes the of the Company’s ASA segment on December 31, 2014. Such pro forma information is based upon the historical balance sheet data of the Company as of that date. The unaudited pro forma condensed statement of operations gives effect to the of the Company’s ASA segment for the year ended December 31, 2014 as if the disposition occurred on January 1, 2014. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto contained within the Company’s Form 10-K for the year ended December 31, 2014 and Form 10-Q for the quarterly period ended June 30, 2015.

	Six Months Ended June 30,
(Dollars in millions)	2015 - As Filed	ASA Adjustments	2015 Pro Forma
Net sales	$465	$(21)	$444
Cost of sales	(352)	15	(337)

Gross profit	113	(6)	107
Selling, general and administrative expenses	(70)	3	(67)

Operating profit	43	(3)	40
Other income and expense, net	(1)	1	(2)
Interest expense	(26)	—	(26)

Income from continuing operations before, income tax provision, and noncontrolling interest	16	(4)	12
Income tax provision	(9)	1	(8)

Net income from continuing operations	$7	$(3)	$4

	Year Ended December 31,
(Dollars in millions)	2014 - As Filed	ASA Adjustments	2014 Pro Forma
Net sales	$1,396	$(421)	$975
Cost of sales	(1,056)	338	(718)

Gross profit	340	(83)	257
Selling, general and administrative expenses	(199)	52	(147)

Operating profit	141	(31)	110
Other income and expense, net	(13)	—	(13)
Interest expense	(56)	—	(56)

Income from continuing operations before, income tax provision, and noncontrolling interest	72	(31)	41
Income tax provision	(19)	10	(9)

Net income from continuing operations	$53	$(21)	$32

(Dollars in millions)	June 30, 2015 As Filed	ASA Adjustments		June 30, 2015 Pro Forma
Assets
Current assets:
Cash and cash equivalents	$59	$78	(a)	$137
Restricted cash	10	—		10
Trade accounts receivable, less allowances of $4 million at June 30, 2015 and $4 million at December 31, 2014	96	(6)		90
Inventories, net	178	(9)		169
Current deferred taxes	12	—		12
Prepaid taxes	14	(1)		13
Other current assets	14	—		14
Current assets of discontinued operations	157	(157	)(b)	—

Total current assets	540	(95)		445
Property, plant, and equipment, net	109	(2)		107
Goodwill	3	—		3
Other intangible assets, net	49	—		49
Deferred financing costs	12	—		12
Deferred income taxes	103	(1)		102
Investments and other assets	6	—		6

Total assets	$822	$(98)		$724

Liabilities and shareholder’s deficit
Current liabilities:
Accounts payable	$107	$(3)		$104
Notes payable	206	—		206
Other accrued expenses	55	2		57
Accrued payroll and employee benefits	15	(1)		14
Current liabilities of discontinued operations	46	(46	)(b)	—

Total current liabilities	429	(48)		381
Long-term debt	616	—		616
Deferred employee benefits and other noncurrent liabilities	14	—		14

Total liabilities	1,059	(48)		1,011

Contingencies and commitments
Shareholder’s deficit:
Common stock, $.01 par value, 1,000 shares authorized, issued and outstanding	—	—		—
Additional paid-in capital	456	—		456
Accumulated deficit	(616)	(50	)(c)	(666)
Accumulated other comprehensive loss	(78)	—		(78)

Total shareholder’s deficit of the Company	(238)	(50)		(288)
Noncontrolling interest in consolidated subsidiaries	1	—		1

Total shareholder’s deficit	(237)	(50)		(287)

Total liabilities and shareholder’s deficit	$822	$(98)		$724

(a)	Includes proceeds on sale of $63 million
(b)	Current assets and current liabilities of discontinued operations adjusted out as pro forma effects of the disposition taking place are already reflected.
(c)	Includes loss on sale of ASA businesses of $50 million